Exhibit 10.29
SONTERRA RESOURCES, INC.
2008 EQUITY COMPENSATION PLAN

ARTICLE I.
PURPOSE, ADOPTION AND TERM OF THE PLAN

1.01           Purpose.  The purpose of the Sonterra Resources, Inc. 2008 Equity Compensation Plan (hereinafter referred to as the “Plan”) is to advance the interests of the Company as hereinafter defined) and its Subsidiaries as hereinafter defined) by encouraging and providing for the acquisition of an equity interest in the Company by non-employee directors, officers, key employees, and other persons that provide consulting services to us or to our subsidiaries through  grants and awards of Equity Compensation (as hereinafter defined).  The Plan will enable the Company to retain the services of non-employee directors, officers, key employees, and  other persons that provide consulting services to us or to our subsidiaries and upon whose judgment, interest, and special effort the successful conduct of our operations is largely dependent and to compete effectively with other enterprises for the services of such non-employee directors, officers, key employees, and other persons that provide consulting services to us or to our subsidiaries as may be needed for the continued improvement of its business. All Grants and Awards of Equity Compensation made under the Plan shall be based upon attainment of specified Performance Objectives as set forth in Section 5.02 and may qualify as performance-based compensation under Section 162(m) of the Code.

1.02           Adoption and Term.  The Plan shall become effective on March 31, 2009, and no Equity Compensation shall be awarded after the tenth anniversary of the Plan. The term of each Grant or Award of Equity Compensation shall terminate ten (10) years from the date of such Grant or Award, or such earlier date as shall be determined in the Option Agreement (as hereinafter defined) approved by the Board ( as hereinafter defined).

ARTICLE II.
DEFINITIONS

For purposes of the Plan, capitalized terms shall have the meanings prescribed therefore in the body of the Plan or, if not prescribed herein, shall have the following meanings:

2.01           “Applicable Law” means any federal, state, or local laws, rules, and regulations that apply to the person or subject matter under the relevant circumstances.

2.02           “Award” means an award of Performance Stock Options.

2.03           “Beneficiaries” means an individual, trust or estate that, by will or the laws of descent and distribution, succeeds to the rights and obligations of the Participant under the Plan and a Option Agreement upon the Participant's death.

2.04           “Board” means the Board of Directors of the Company.

2.05           “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements, or supersedes said section.

2.06           “Committee” means a committee of the Board as may be appointed, from time to time, by the Board to administer the Plan.

(a)           The Board may appoint more than one Committee to administer the Plan.  If it appoints more than one Committee, one Committee (the “Compensation Committee”) shall have the authority to grant Options to a Participant who is either, at the Date of Grant of the Option, a “covered employee” as defined in Section 162(m) or who is subject to Section 16 of the Exchange Act; however, such Committee shall also have the authority to grant Options to other Participants. The Compensation Committee shall be composed of at least two directors of the Company, each of whom is a “non-employee director” as defined in Rule 16b-3 and an “outside director” within the meaning of Section 162(m). If, however, at least two of the Company's directors are not both “non-employee directors” and “outside directors,” the Board may grant Options to a Participant who is either a “covered employee” or subject to Section 16 of the Exchange Act, in which case the Board may also administer the Plan and the term “Committee” as used herein shall also include the Board. The other Committee (the “Select Committee”) shall be composed of at least one director, who may be an officer of the Company. The Select Committee shall have authority to grant Options to a Participant who is not, at the Date of Grant, either a “covered employee” as defined in Section 162(m) or subject to Section 16 of the Exchange Act. Awards may only be made to “covered employees” by joint action of the Compensation Committee and the Select Committee.

(b)           The Board may, from time to time, appoint members of each Committee in substitution for those members who were previously appointed and may fill vacancies, however caused, in the Committee.

(c)           The Compensation Committee and the Select Committee shall each have the power and authority to administer the Plan in accordance with Article III with respect to particular classes of Participants as specified in Section 2.04(a)) and, when used herein, the term “Committee” shall mean either the Compensation Committee or the Select Committee if the Board appoints more than one Committee to administer the Plan. If, however, there is a conflict between the determinations made by the Compensation Committee and the Select Committee, the determinations made by the Compensation Committee shall control.

2.07           “Common Stock” means the Common Stock, par value $.001 per share, of the Company.

2.08           “Company” means Sonterra Resources, Inc. (fka River Capital Group, Inc.), a corporation organized under the laws of the State of Delaware, and its successors.

2.09           “Date of Grant” means the date designated by the Committee as the date as of which it makes an Option Grant, which shall not be earlier than the date on which the Committee approves the granting of such Grant or Award.

2.10           “Disability” has the meaning specified in Section 22(e) (3) of the Code.

2.11           “Disability Date” means the date, as determined by the Committee, as of which an Employee Participant has a Disability.

2.12           “Employee Participant” means a Participant who is not a Non-Employee Director.

2.13           “Equity Compensation” means Performance Option Grants.

2.14           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.15           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16           “Fair Market Value” of a share of Common Stock means, as of any given date, the closing sales price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is then traded or, if the Common Stock is not then traded on a national securities exchange, the closing sales price or, if none, the average of the bid and asked prices of the Common Stock on such date as reported on the Over-The-Counter Bulletin Board (the “OTCBB”); provided, however, that, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that, if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading. If the Common Stock is not admitted to trade on a securities exchange or quoted on OTCBB, the Fair Market Value of a share of Common Stock as of any given date shall be as determined in good faith by the Committee, in its sole and absolute discretion, which determination may be based on, among other things, the opinion of one or more independent and reputable appraisers qualified to value companies in the Company's line of business.  Notwithstanding the foregoing, the Fair Market Value of a share of Common Stock shall never be less than par value per share.

2.17           “Grant” means the grant of Options to a Participant under the Plan as set forth in an Option Agreement.

2.18           “Initial Option Price” means the option price of $1.04 per share of Common Stock. Notwithstanding the foregoing, the option price per share of common stock shall never be less than the Fair Market Value on the date of the Option Grant.

2.19           “Non-Employee Director” means each member of the Board or of the Board of Directors of a Subsidiary, in each case who is not an employee of the Company or of any of its Subsidiaries.

2.20           “Option Agreement” means a written agreement between the Company and a Participant specifically setting forth the terms and conditions of Options granted to a Participant under the Plan.

2.21           “Option Grant” means the grant of Options to a Participant under the Plan as set forth in an Option Agreement.

2.22           “Option” means any option to purchase Common Stock granted under the Plan to an Employee Participant or to a Non-Employee Director. All Options granted under the Plan shall be performance-based Options that do not qualify as incentive stock options under Section 422 of the Code.

2.23           “Participant” means any employee, Non-Employee Director, or other person that provides consulting services to us or to our subsidiaries of the Company or any of its Subsidiaries selected by the Committee to receive an Option Grant under the Plan in accordance with Articles V and/or VI.

2.24           “Plan” means the Sonterra Resources, Inc. 2008 Equity Compensation Plan as set forth herein, and as the same may be amended from time to time.

2.25           “Option Agreement” means an Option Agreement.

2.26           “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under Section 16 of the Exchange Act and any successor rule.

2.27           “SEC” means the Securities and Exchange Commission.

2.28           “Section 162(m)” means Section 162(m) of the Code and the regulations thereunder.

2.29           “Section 409A” means Section 409A of the Code and the regulations thereunder.

2.30           “Securities Act” means the Securities Act of 1933, as amended.

2.31           “Securities Exchange Agreement” means the Securities Exchange and Additional Note Purchase Agreement dated August 3, 2007, entered into by and between the Company and The Longview Fund, L.P., as may be amended from time to time hereafter and/or the Securities Exchange Agreement dated November 10, 2008, entered into by and between the Company and Longview Marquis Master Fund, L.P., as the context indicates.

2.32           “Subsidiary” means a company more than 50% of the equity interests of which are beneficially owned, directly or indirectly, by the Company.

2.33           “Termination of Employment” means, with respect to an Employee Participant, the voluntary or involuntary termination of a Participant's employment with the Company or any of its Subsidiaries for any reason, including, without limitation, death, Disability, retirement or as the result of the sale or other divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, and whether a Termination of Employment is a result of Disability, shall be determined in each case by the Committee in its sole and absolute discretion, subject to ERISA and other Applicable Law.

ARTICLE III.
ADMINISTRATION

3.01           Committee.  The Plan shall be administered by the Committee, which shall have exclusive and final authority in each determination, interpretation, or other action affecting the Plan and its Participants. The Committee shall have the sole and absolute discretion to interpret the Plan, to establish and modify administrative rules for the Plan, to select the Non-Employee Directors, officers, key employees, and other persons that provide consulting services to us or to our subsidiaries to whom Options may be granted, to determine the terms and provisions of  Option Grants and Option Agreements (which need not be identical), to determine all claims for benefits under the Plan, to impose such conditions and restrictions on Equity Compensation as it determines appropriate, to determine whether the shares delivered on the exercise of Options will be treasury shares or will be authorized but previously unissued shares, and to take such steps in connection with the Plan and Equity Compensation granted hereunder as it may deem necessary or advisable. No action of the Committee will be effective if it contravenes or amends the Plan in any respect.

3.02           Actions of the Committee.  Except when the “Committee” is the “Board” in the circumstance described in the fourth sentence of Section 2.04(a), all determinations of the Committee shall be made by a majority vote of its members. A majority of a Committee's members shall constitute a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fury as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall also have express authorization to hold Committee meetings by conference telephone, or similar communication equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE IV.
SHARES OF COMMON STOCK

4.01           Options on Shares of Common Stock Issuable.  Subject to adjustments as provided in Section 9.05, the maximum number of options available for Grants under the Plan shall be three million (3,000,000).  Employee Participants, Non-Employee Directors, and other persons that provide consulting services to us or to our subsidiaries are eligible for Option Grants under the Plan. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock or issued Common Stock that shall have been reacquired by the Company and held in its treasury.

4.02           Number of Shares of Common Stock Awarded to any Participant.  In the event the purchase price of an Option is paid, or related tax or withholding payments are satisfied, in whole or in part through the delivery of shares of Common Stock issuable in connection with the exercise of the Option, a Participant will be deemed to have received an Option with respect to those shares of Common Stock.

4.03           Shares of Common Stock Subject to Terminated Options.  The Common Stock covered by any unexercised portions of terminated Options may again be subject to new Options under the Plan.

ARTICLE V.
PARTICIPATION

5.01           Eligible Participants.  Employee Participants shall be such officers and other key employees of the Company or its Subsidiaries, whether or not directors of the Company, as the Committee, in its sole and absolute discretion, may designate from time to time. Non-Employee Director Participants shall be such Non-Employee Directors as the Committee, in its sole and absolute discretion, may designate from time to time. Consulting Participants shall be such persons who render consulting services to the Company or its subsidiaries as the Committee, in its sole and absolute discretion, may designate from time to time.  In making such designations, the Committee may take into account the nature of the services rendered by the officers, key employees and Non-Employee Directors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee, in its sole and absolute discretion, may deem relevant. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Equity Compensation in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the amounts of their respective Option Grants. A Participant may hold more than one Option Grant awarded under the Plan. Subject to adjustments as provided in Section 9.05, during the term of the Plan, no Employee Participant may receive Options to purchase more than 400,000 shares of Common Stock under the Plan in any given year, and the total number of Options awarded to all Employee Participants shall not exceed 1,300,000 in any given year.

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5.01           Performance Objectives Necessary for Options to Vest.  Vesting of Options granted to all Participants in a given year shall be based upon the achievement of each performance objective set forth in the following table (“Performance Objective”):

Percentage of Options That Vest Each Year for Shares Earned Under the Option Agreement*	Compounded Annual Net Reserve Growth Performance Objective**	Maximum Number of Options that Vest Each Year Based on Achievement of Reserve Growth Performance Objective	Maximum Number of Options That Vest Each Year Based on Achievement of 75% of Reserve Growth Performance Objective	Maximum Number of Options That Vest Each Year Based on Achievement of 50% of Reserve Growth Performance Objective	Maximum Number of Options That Vest Each Year Based on Achievement of <50% of Reserve Growth Performance Objective
33-1/3%	36%	433,334	325,000	216,667	0
33-1/3%	36%	433,333	325,000	216,666	0
33-1/3%	36%	433,333	325,000	216,666	0
100%		1,300,000	975,000	650,000	0

* Once the applicable compounded Annual Net Reserve Growth Performance Objective Target has been achieved for a given year at the 100% Target Level (36% or greater), 75% of Target Level (between 24% and 36%), 50% of Target Level (between 18% and 24%), and 0% for 18% or less Compounded Annual Net Reserve Growth, the Options awarded will vest in full over 3 years at 33-1/3% per annum.

**The compounded Annual Net Reserve Growth Performance Objective is based upon the total Proved, Probable and Possible reserves net to Sonterra’s interest, adjusted for production, farmouts, and other dispositions of the underlying oil and gas assets, as each reserve category is defined under industry standard SPE reserve definitions.

*** For every given year during the Plan, the applicable Prior Period shall commence April 1, 2008, and shall end as of the end of the calendar quarter ended March 31st of that given year.

ARTICLE VI.
STOCK OPTIONS

6.01           Grant of Option.  Any Option granted under the Plan shall have such terms as the Committee may, from time to time, approve, and the terms and conditions of Options need not be the same with respect to each Participant.

6.02           Terms of Options.  Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Option Price.  The Options under the Plan shall be granted at the Initial Option Price; provided, however, that, except as required by Rule 16b-3 with respect to Options granted to persons subject to Section 16 of the Exchange Act, no amendment of an Option shall be deemed to be the grant of a new Option for purposes of this Section 6.02(a). Notwithstanding the foregoing, the option price per share of Common Stock of an Option shall never be less than Fair Market Value.

(b)           Option Term.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the Date of Grant.

(c)           Exercisability.  An Option Agreement with respect to Options may contain such Performance Objective targets, waiting periods, exercise dates and restrictions on exercise (including, but not limited to, a requirement that an Option is exercisable in periodic installments), and restrictions on transfer of the underlying shares of Common Stock, if any, as may be determined by the Committee at the time of grant. To the extent not exercised, installments shall cumulate and be exercisable, in whole or in part, at any time after becoming exercisable, subject to the limitations set forth in Sections 6.02(b), (d), (g), (h) and (i).

(d)           Vesting Schedules.  All Options shall vest in accordance with the terms and conditions of the Option Agreement executed as of the Date of Grant.

(e)           Method of Exercise.  Subject to whatever installment exercise and waiting period provisions that apply under Section 6.02(c) and subject to Sections 6.02(b), (d), (g), (h) and (i), Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept (including payment in accordance with a cashless exercise program approved by the Committee). If and to the extent the Committee determines in its sole and absolute discretion at or after grant, payment in full or in part may also be made in the form of shares of Common Stock already owned by the Participant and for which the Participant has good title, free and clear of any liens or encumbrances) based on the Fair Market Value of the shares of Common Stock on the date the Option is exercised; provided, however, that any already owned Common Stock used for payment must have been held by the Participant for at least six months. No Common Stock shall be issued on exercise of an Option until payment, as provided herein, therefor has been made. A Participant shall generally have the right to dividends or other rights of a stockholder with respect to Common Stock subject to the Option only when certificates for shares of Common Stock are issued to the Participant, or, if the Common Stock shall be uncertificated, when such shares of Common Stock are credited to the direct registration system account of such Participant.

(f)           Non-Transferability of Options.  No Option shall be transferable by the Participant otherwise than by will, by trust, by the laws of descent and distribution, or pursuant to a domestic relations order.

(g)           Acceleration or Extension of Exercise Time.  The Committee, in its sole and absolute discretion, shall have the right (but shall not in any case be obligated) to permit purchases of Common Stock subject to any Option granted to a Participant prior to the time such Option would otherwise become exercisable under the terms of the Option Agreement. In addition, the Committee, in its sole and absolute discretion, shall have the right (but shall not in any case be obligated) to permit any Option granted to a Participant to be exercised after the day the Option would otherwise expire, subject, however, to the limitation set forth in Section 6.02(b).

(h)           Exercise of Options Upon Termination of Employment.  The following provisions apply to Options granted to Employee Participants:

(i)  Exercise of Vested Options Upon Termination of Employment.

(A)           Termination.  Unless the Committee, in its sole and absolute discretion, provides for a shorter or longer period of time in an Option Agreement or a longer period of time in accordance with Section 6.02(g), upon an Employee Participant's Termination of Employment other than by reason of death or Disability, the Employee Participant may, within 90 days from the date of such termination of Employment, exercise all or any part of his or her Options as were exercisable at the date of Termination of Employment. In no event, however, may any Option be exercised later than the date determined pursuant to Section 6.02(b).

(B)           Disability.  Unless the Committee, in its sole and absolute discretion, provides for a shorter or longer period of time in an Option Agreement or a longer period of time in accordance with Section 6.02(g), upon an Employee Participant's Disability Date, the Employee Participant may, within one (1) year after the Disability Date, exercise all or a part of his or her Options, whether or not such Option was exercisable on the Disability Date, but only to the extent not previously exercised. In no event; however, may any Option be exercised later than the date determined pursuant to Section 6.02(b).

(C)           Death.  Unless the Committee, in its sole and absolute discretion, provides for a shorter period of time in an Option Agreement, in the event of the death of an Employee Participant while employed by the Company or a Subsidiary, the Employee Participant's Beneficiary shall, within one (1) year after the Disability Date, be entitled to exercise any Options that were vested at the date of the Employee Participant's death. In no event, however, may any Option be exercised later than the date determined pursuant to Section 6.02(b).

(ii)           Expiration of Unvested Options Upon Termination of Employment.  Subject to Sections 6.02(g) and 6.02(h)(i)(B) and (C), to the extent all or any part of an Option granted to an Employee Participant was not exercisable as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment. Notwithstanding the foregoing, the Committee, in its sole and absolute discretion and under such terms as it deems appropriate, may permit an Employee Participant to continue to accrue service with respect to the right to exercise his or her Options.

(i)           Exercise of Options Upon Termination of Service.  Unless the Committee, in its sole and absolute discretion, provides for a shorter or longer period of time in an Option Agreement or a longer period of time in accordance with Section 6.02(g), if a Non-Employee Director's service or Consulting Participant’s service with the Company or a Subsidiary terminates for any reason or if such person ceases to be a Non-Employee Director or consultant, such Option may be exercised to the extent it was exercisable on the date of such termination of service until the expiration of the stated term of the Option, but only to the extent it was not previously exercised.

ARTICLE VII.
TERMS APPLICABLE TO ALL OPTIONS GRANTED UNDER THE PLAN

9.01           Plan Provisions Control Terms of Grants.  The terms of the Plan shall govern all Options granted under the Plan, and in no event shall the Committee have the power to grant to a Participant any Options under the Plan in contravention with any provisions of the Plan. If any provision of any Option Grant awarded under the Plan conflicts with any of the terms in the applicable Option Agreement (as defined in Section 9.02 below) or in the Plan itself as constituted on the Date of Grant of such Options, the terms in the Plan as constituted on the Date of Grant of such Options shall control over the terms in any Option Agreement.

9.02           Option Agreements.  No person shall have any rights under any grant of Options granted under the Plan unless and until the Company and the Participant to whom such Option shall have been granted shall have executed and delivered an Option Agreement to the Committee which expressly granted the Options.

9.03           Modification of Options after Grant.  Except as provided by the Committee, in its sole and absolute discretion, in the Option Agreement or as provided in Section 9.05, no Option  granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Option) after the Date of Grant, except by express written agreement between the Company and the Participant so long as any such change (a) shall not be inconsistent with the terms of the Plan or Applicable Law and (b) shall be approved by the Committee.

9.04           Taxes.  The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any Common Stock issuable under such Participant’s Option Grant issued to an Employee Participant, and the Company may defer issuance of such shares of Common Stock unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the Participant at such time as the Committee determines. A Participant shall be permitted to satisfy his or her tax or withholding obligation by (a) having cash withheld from the Participant's salary or other compensation payable by the Company or a Subsidiary, (b) the payment of cash by the Participant to the Company, (c) the payment in shares of Common Stock already owned by the Participant valued at Fair Market Value, and/or (d) the withholding from the Option, at the appropriate time, of a number of shares of Common Stock sufficient, based upon the Fair Market Value of such Common Stock, to satisfy such tax or withholding requirements. The Committee shall be authorized, in its sole and absolute discretion, to establish rules and procedures relating to any such withholding methods it deems necessary or appropriate (including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act to have shares of Common Stock withheld from an Award to meet those withholding obligations).

9.05           Adjustments to Reflect Capital Changes; Change in Control.

(a)           Recapitalization.  The number and kind of shares subject to outstanding Option Grants, the purchase price or exercise price of such Options, the limits set forth in Sections 4.01, 5.01, 6.01, 7.01, and 9.03 of the Plan, and the number and kind of shares available for Options subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar or comparable substantive effect upon the Plan or the Option Grants awarded under the Plan. The Committee shall have the power and sole and absolute discretion to determine the nature and amount of the adjustment to be made in each case to effectuate such similar or comparable substantive effect.

(b)           Sale or Reorganization.  After any reorganization, merger, or consolidation in which the Company is the surviving entity, each Participant shall, at no additional cost, be entitled upon the exercise of Options outstanding prior to such event to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable on exercise pursuant to such Option Grant, the number and class of shares of stock or other securities to which such Participant would have been entitled pursuant to the terms of the reorganization, merger, or consolidation if, at the time of such reorganization, merger, or consolidation, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock receivable on exercise pursuant to such Option Grant. Comparable rights shall accrue to each Participant in the event of successive reorganizations, mergers, or consolidations of the character described above in order to effectuate such similar or comparable substantive effect.

(c)           Options to Purchase Stock of Acquired Companies.  After any reorganization, merger, or consolidation in which the Company shall be a surviving entity, the Committee may grant substituted Options under the provisions of the Plan or replace old options, shares of restricted stock, or other equity compensation granted under a plan of another party to the reorganization, merger, or consolidation whose stock subject to the old options, restricted stock, or other equity compensation may no longer be issued following such reorganization, merger, or consolidation. The foregoing adjustments and manner of application of the foregoing provisions in order to effectuate such similar or comparable substantive effect shall be determined by the Committee in its sole and absolute discretion. Any such adjustments may provide for the elimination of any fractional shares of Common Stock that might otherwise become subject to any Options.

(d)           Changes in Control.  (i) Upon the dissolution or liquidation of the Company, (ii) upon a reorganization, merger, or consolidation in which the Company is not the surviving corporation, (iii) upon the sale of substantially all of the property or assets of the Company to another corporation, or (iv) if at least 50% or more of the voting stock of the Company is sold either through a tender offer or otherwise to a party or an affiliated group of parties, then the Plan, together with all Options granted hereunder and not exercised as provided in this 9.05 (d) (except for Options already vested or which would otherwise vest within one year after the Change of Control), shall terminate, unless provisions are made in connection with such transaction for the assumption of Options theretofore granted, or for the substitution for such Options of new options of the successor corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kinds of shares and the per share exercise prices and/or for any other appropriate comparable adjustment with respect to the issuance of shares of the successor corporation in substitution for said restricted shares in order to effectuate such similar or comparable substantive effect.  In the event such Options shall be terminated, all outstanding Options shall be exercisable in full for at least 30 days prior to such termination date, whether or not exercisable during such period, subject, however, to the limitation set forth in Section 6.02(b). For purposes of this Article IX, including without limitation this Section 9.05(d), the Company refers to Velocity Energy Inc., formerly known as Sonterra Resources, Inc. The Committee shall determine the date on which Options may become exercisable pursuant to this Section 9.05(d).

9.06           Surrender of Options.  Any Options granted to a Participant under the Plan may be surrendered to the Company for cancellation on such terms as the Committee may approve in compliance with the terms of this Plan and ERISA, SEC, or other Applicable Law.

9.07           No Right to Options; No Right to Employment.  No director, employee or other person shall have any claim or right to be granted any Options. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

9.08           Options Not Includable for Benefit Purposes.  Income recognized by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan as such term is defined in Section 3(2) of ERISA) or group insurance or other benefit plans applicable to the Participant that are maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

9.09           Governing Law.  The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware other than the conflict of laws provisions of such laws, and shall be construed in accordance therewith.

9.10           No Strict Construction.  No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option granted under the Plan or any rule or procedure established by the Committee.

9.11           Compliance.  It is intended that the Plan be applied and administered in compliance with Rule 16b-3, Section 162(m), Section 409A, and other Applicable Law.  If any provision of the Plan would be in violation of Section 162(m) and Section 409A if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Section 162(m) and Section 409A as determined by the Committee in its sole and absolute discretion. The Board is authorized to amend the Plan and the Committee is authorized to make any such modifications to Option Agreements to comply with Rule 16b-3, Section 162(m) and Section 409A, as each may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3, Section 162(m) and Section 409A. Notwithstanding the foregoing, the Board may amend the Plan so that it (or certain of its provisions) no longer comply with any or all of Rule 16b-3, Section 162(m) or Section 409A if the Board specifically determines that such compliance is no longer necessary or desired and the Committee may grant Options that do not comply with Rule 16b-3, Section 162(m) and/or Section 409A if the Committee determines, in its sole and absolute discretion, that it is in the interest of the Company to do so.  Except as set forth on Schedule 3(ff), every Option issued by the Company (I) has (or, if no longer outstanding, had), with respect to each share of Common Stock into which it was or is convertible or for which it was or is exercisable or exchangeable, an exercise price equal to or greater than the fair market value per share of Common Stock on the date of grant of such Option, (II) was issued in compliance with the terms of the plan under which it was issued and in compliance with applicable Laws, rules and regulations, including the rules and regulations of each of the Principal Markets (as defined above), and (III) has been accounted for in accordance with GAAP and otherwise been disclosed accurately and completely and in accordance with the requirements of the securities laws, including Rule 402 of Regulation S-B promulgated under the 1933 Act and Rule 402 of Regulation S-K promulgated under the 1933 Act, as applicable, and the Company has paid, or properly reserved for, all taxes payable with respect to such Options (including taxes payable, if any, with respect to the issuance and exercise thereof), and has not deducted any amounts from its taxable income that it is not entitled to deduct with respect to any such stock options (including the issuance and exercise thereof).  As used in this Agreement, “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities; and “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

9.12           Captions.  The captions (i.e., all Article and Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

9.13           Severability.  Whenever possible, each provision in the Plan and every grant or award of Equity Compensation at any time granted or awarded under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option granted under the Plan shall at any time be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (b) all other provisions of the Plan and every other Option Grant at any time granted under the Plan shall remain in full force and effect.

9.14           Legends.  All certificates for Common Stock delivered under the Plan shall be subject to such transfer restrictions set forth in the Plan and such other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law (“Legend”). The Committee may cause a Legend or Legends to be put on any such certificates to make appropriate references to stock restrictions.

9.15           Investment Representation.  The Committee may, in its sole and absolute discretion, demand that any Participant granted an Option deliver to the Committee at the time of grant or exercise of such Option Grant written representation that the shares of Common Stock to be acquired upon exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such written representation by the Participant prior to the delivery of any shares of Common Stock pursuant to the exercise thereof shall be a condition precedent to the Participant's right to purchase or otherwise acquire such shares of Common Stock by such Grant, or the exercise thereof. The Company is not legally obliged hereunder if fulfillment of its obligations under the Plan would violate federal or state securities laws or other Applicable Law.

9.16           Amendment and Termination.

(a)           Amendment.  The Board shall have complete power and authority to amend the Plan at any time it is deemed necessary or appropriate; provided, however, that the Board shall not, without the affirmative approval of a simple majority of the holders of Common Stock, represented, by person or by proxy, and entitled to vote at an annual or special meeting of the holders of Common Stock, make any amendment that requires stockholder approval under applicable law or rule, unless the Board determines that compliance with such law or rule is not desired with respect to the Plan as a whole or the provision to be amended; and further, provided that the option prices set forth in Section 6.02(a) shall not be increased. No termination or amendment of the Plan may, without the consent of the Participant to whom any Options shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Option Grants; provided, however, that the Committee may, in its sole and absolute discretion, make provision in an Option Agreement for such amendments that, in its sole and absolute discretion, it deems appropriate.

(b)           Termination.  The Board shall have the right and the power to terminate the Plan at any time. No Options shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect, and any Options outstanding at the time of the termination of the Plan may be amended and exercised and may vest after termination of the Plan at any time prior to the expiration date of such Options to the same extent such Options could have been amended and would have been exercisable or would have vested had the Plan not terminated.

9.17           Costs and Expenses.  All costs and expenses incurred in administering the Plan shall be borne by the Company.

9.18           Unfunded Plan.  The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assure the payment of any Equity Compensation under the Plan, unless otherwise required under Applicable Law.

By Order of the Board of Directors of Sonterra Resources, Inc.